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                                                                       Exhibit 5


                              BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                              Columbus, Ohio 43215

                               November 30, 2000


State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976

Ladies and Gentlemen:

         We are acting as counsel to State Auto Financial Corporation, an Ohio corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-41849) (the "Registration Statement"). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 300,000 common shares, without par value, of the Company (the "Common Shares") for offer and sale under, and pursuant to, the Company's Monthly Stock Purchase Plan for Independent Agents (the "Plan").

         In connection therewith, we have examined the Company's Amended and Restated Articles of Incorporation, as amended, and its Amended and Restated Code of Regulations. We have also examined the records, as exhibited to us, of the corporate proceedings of the Company; certificates of officers of the Company; a copy of the Plan; and such other documents and records as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

         Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                              Very truly yours,

                                              /s/ Baker & Hostetler LLP

                                              BAKER & HOSTETLER LLP